CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in the Prospectus constituting part of this Registration Statement on Form S-3 of Veterinary Centers of America, Inc. of our report dated September 12, 1995, relating to the financial statements of Pets' Rx, Inc., which appears in the Current Report on Form 8-K of Veterinary Centers of America, Inc. dated July 2, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

San Jose, California
July 2, 1996